Exhibit 99.1

NORTH PITTSBURGH TELEPHONE COMPANY

RETIREMENT INCOME RESTORATION PLAN

AS AMENDED AND RESTATED

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NORTH PITTSBURGH TELEPHONE COMPANY

RETIREMENT INCOME RESTORATION PLAN

AS AMENDED AND RESTATED

The purpose of the North Pittsburgh Telephone Company Retirement Income Restoration Plan (the “Restoration Plan”) is to permit Executives of the Company to supplement retirement benefits payable from the Company’s qualified Retirement Plan for those retirement benefits lost through participation in the North Pittsburgh Telephone Company Deferred Compensation Plan, to recognize amounts paid under the Executive Bonus Plan, to provide additional benefits if an Executive’s employment is terminated due to change in control or for reason other than for cause, and to supplement retirement benefits payable from the Company’s qualified Retirement Plan for those benefits lost as a result of the freezing of accrued benefits from that plan effective December 31, 2006.

This Restoration Plan is designed to provide retirement benefits because of the following limitations imposed on the Retirement Plan by the Internal Revenue Code:

•	The “section 415 Limits” restrict the benefits payable to certain participants in the Retirement Plan.

•	Effective in 1989, the “section 401 Limits” specify a maximum amount of employee compensation that can be taken into account for determining qualified retirement plan benefits.

•	Income deferred by an Executive under the terms of the North Pittsburgh Telephone Company Deferred Compensation Plan reduces the amount of compensation that would otherwise be taken into account in determining benefits under the Company’s Retirement Plan.

•	Compensation recognized under the Retirement Plan does not include bonuses paid under the Company’s Executive Bonus Plan

•	Additional retirement benefits provided under individual executive employment agreements in the event of termination of employment due to change in control or by reason other than for cause cannot be provided under the Retirement Plan.

Although benefits were frozen under the Company’s qualified Retirement Plan effective December 31, 2006, benefits will continue to accrue under the provisions of the Restoration Plan.

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ARTICLE I

TITLE AND EFFECTIVE DATE

Section 1.01 Title. This plan shall be known as the North Pittsburgh Telephone Company Retirement Income Restoration Plan (hereinafter referred to as the “Restoration Plan”).

Section 1.02 Effective Date. The effective date of this restated Restoration Plan shall be July 1, 2006. The Restoration Plan was originally effective March 1, 1990.

ARTICLE II

DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT

As used herein, the following words and phrases shall have the meanings specified below unless a different meaning is clearly required by the context:

Section 2.01 Beneficiary. “Beneficiary” shall mean the person or persons or the estate of a Participant entitled to receive any benefits under this Restoration Plan.

Section 2.02 Board of Directors. The term “Board of Directors” shall mean the Board of Directors of the Company.

Section 2.03 Company. “Company” shall mean North Pittsburgh Telephone Company, its successors, any subsidiary or affiliated organizations authorized by the Board of Directors of North Pittsburgh Telephone Company to participate in this Restoration Plan with respect to their Participants, and any organization into which or with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred.

Section 2.04 Deferred Compensation. “Deferred Compensation” means the portion of a Participant’s salary for any calendar year, or part thereof, that has been deferred pursuant to the Deferred Compensation Plan.

Section 2.05 Deferred Compensation Plan. “Deferred Compensation Plan” means the plan established by the Board of Directors of the Company, effective March 1, 1983 and amended thereafter, pursuant to which certain Executives are permitted to defer a portion of their monthly compensation.

Section 2.06 Executive. “Executive” shall mean any member of management who is eligible to participate in the Company’s Retirement Plan and the Deferred Compensation Plan.

Section 2.07 Named Fiduciary. “Named Fiduciary”, for purposes of the claims procedure of the Restoration Plan, shall mean any Vice President of the Company designated by the Board of Directors.

Section 2.08 Participant. “Participant” means an Executive who is participating in the Restoration Plan.

Section 2.09 Restoration Plan. “Restoration Plan” means the North Pittsburgh Telephone Company Retirement Income Restoration Plan, as described in this instrument, as amended from time to time.

Section 2.10 Reserved

Section 2.11 Retirement. “Retirement” means a Participant’s early, normal or late Retirement Date, whichever is applicable, as provided under the terms of the Retirement Plan.

Section 2.12 Retirement Plan. “Retirement Plan” shall mean the North Pittsburgh Telephone Company Retirement Plan, as amended from time to time.

Section 2.13 Termination of Service. “Termination of Service” or similar expression means the termination of the Participant’s employment as a regular employee of the Company and any division, subsidiary or affiliate thereof, other than Retirement.

Section 2.14 Titles. Titles of the Articles of this Restoration Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Restoration Plan document.

Section 2.15 Gender and Number. Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

Section 2.16 Actuarial Equivalence. “Actuarial Equivalence” means a benefit of equivalent value, as certified by the actuary, computed on the basis of the following actuarial assumptions:

Interest:	The annual rate of interest on thirty (30) year Treasury Securities in effect for the second month prior to the beginning of the Plan Year in which the distribution will occur.

Mortality:	The mortality table prescribed in Revenue Ruling 2001-62 based on a fixed blend of 50% of the unloaded male mortality rates and 50% of the unloaded female mortality rates underlying the mortality rates in the 1994 Group Annuity Reserving Table, projected to 2002.

Section 2.17 Executive Bonus Plan. “Executive Bonus Plan” means the plan through which bonus payments are made to eligible Executives.

Section 2.18 Executive Employment Agreement. “Executive Employment Agreement” means the employment agreement entered into between the Company and each Executive and any amendments to such agreement.

Section 2.19 Plan Year. “Plan Year” means the twelve (12) month period beginning on November 1 and ending on the next following October 31.”

ARTICLE III

ELIGIBILITY

Section 3.01 Eligibility. “Eligibility” for participation in this Restoration Plan shall be limited to those individuals who are Executives, as such term is defined in Section 2.06 of this Restoration Plan, and are participants in this Restoration Plan as of December 31, 2006.

Section 3.02 Participation. A Participant who is eligible to receive a retirement benefit from the Restoration Plan shall receive a copy of a duly executed Restoration Plan Acceptance form.

ARTICLE IV

RETIREMENT BENEFITS

Section 4.01 Retirement Benefit. A Participant shall be entitled to a retirement benefit under this Restoration Plan if benefits from the Retirement Plan are less than such benefits would have been if Internal Revenue Code Section 415 limits did not apply, the Retirement Plan had not been frozen effective December 31, 2006 and the definition of “Monthly Earnings” in the Retirement Plan did not exclude:

(a)	any other additional, special, fringe or supplemental compensation (including amounts deferred under the Deferred Compensation Plan and amounts received under the Executive Bonus Plan);

(b)	any other nonqualified deferred compensation plan maintained by the Company;

(c)	for years beginning with 1989, compensation in excess of Internal Revenue Code Section 401(a)(17) Limit; and/or

(d)	additional compensation or benefits under the Executive Employment Agreements upon termination of employment due to change of control or by reason other than for cause.

For purposes of determining the retirement benefit under this Section 4.01, Monthly Earnings will not include any severance payments.

Section 4.02 Calculation of the Monthly Benefit. The monthly benefit to be paid under this Restoration Plan shall be:

(i)	the monthly benefit determined by applying the accrued benefit formula found at Section 4.01 of the Retirement Plan without regard to the accrued benefit freeze effective December 31, 2006 using (a) all Monthly Earnings as determined under Section 4.01 of this Restoration Plan in place of the definition of average monthly earnings found in the Retirement Plan and (b) age and service as specified in the Executive Employment Agreement, if applicable.

LESS

(ii)	the monthly benefit actually received under the Retirement Plan.

Any Participant who retires from the Company under this Restoration Plan between January 1, 2007 and March 31, 2008 will have his Retirement benefit calculated under this Section 4.02 by adding three additional years of service to his actual service that otherwise would have been used in the calculation. For purposes of determining early retirement eligibility and the reduction for early benefit commencement as described in Section 4.04 of the Retirement Plan, three (3) years shall be added to the age and service of a Participant who retires from the Company between January 1, 2007 and March 31, 2008.

ARTICLE V

DISTRIBUTION

Section 5.01 Distribution of Retirement Benefit. Retirement benefits shall be paid at such time as the Participant has a separation from service (as defined in the regulations issued under Code Section 409A) with the Company with a vested benefit. Effective January 1, 2005, benefits shall not be paid before the date that is 6 months after the date of separation from service with the Company (or if earlier, date of the Participant’s death). For all benefit payments that begin after January 1, 2001, the form of distribution will be a lump sum payment of the entire benefit. The lump sum will be (a) minus (b) and, effective July 1, 2006, increased by the adjustment factor in (c):

(a)	the Actuarial Equivalent of the gross monthly benefit determined under Section 4.02(i) of this Restoration Plan, payable as a life annuity at the earliest commencement date provided under the Retirement Plan or, if earlier, the earliest commencement date provided under the Executive Employment Agreement.

(b)	the Actuarial Equivalent of the monthly benefit payable from the Retirement Plan determined in Section 4.02(ii) of this Restoration Plan, payable as a life annuity (Basic Form) at the earliest commencement date provided under the Retirement Plan.

(c)	The lump sum resulting from (a) minus (b) will be increased by an adjustment factor to recognize the difference in tax treatment between benefits payable from the Restoration Plan and benefits that could have been received from the Retirement Plan. The adjustment factor will be determined at the beginning of each Plan Year and will apply to distributions to be made during such Plan Year. For distributions in the Plan Year beginning November 1, 2005, the adjustment factor shall be 41%, as developed in Appendix A. In subsequent Plan Years, the adjustment factor will be developed in accordance with the calculation algorithm in Appendix A which shall reflect the following:

•	Federal, state, Medicare and local tax rates applicable for the calendar year beginning on the January 1 during the Plan Year; and

•	the interest rate and mortality assumption specified in Section 2.16 for Actuarial Equivalence during the Plan Year.”

Section 5.02 Distribution in the Event of Death. In the event of the death of the Participant prior to his retirement, the retirement benefits payable hereunder shall be payable to his Beneficiary. The benefit shall be calculated in the same manner as the preretirement survivor benefit payable under the Retirement Plan.

For all death benefit payments that begin after January 1, 2001, the form of distribution will be a lump sum payment of the entire benefit. The lump sum will be (a) minus (b) and, effective July 1, 2006, increased by the adjustment factor contained in Section 5.01(c):

(a)	the Actuarial Equivalent of the gross monthly benefit determined under Section 4.02(i) of this Restoration Plan, payable to the survivor at the earliest commencement date provided in the Retirement Plan and reduced for early retirement and joint & survivor coverage as specified in the Retirement Plan.

(b)	the Actuarial Equivalent of the survivor benefit payable from the Retirement Plan determined in Section 4.02(ii) of this Restoration Plan, payable as a life annuity (Basic Form) at the earliest commencement date provided under the Retirement Plan.

Section 5.03 Vesting of Retirement Benefit. The Participant shall vest in any Retirement Benefits under Section 4.01 of this Restoration Plan following the completion of five years of service with the Company. For purposes of this Section, years of service are calculated in the same manner as under the Retirement Plan.

Section 5.04 Withholding for Taxes. The Company shall be entitled to withhold from payments due under the Restoration Plan any and all taxes of any nature required by any government to be withheld from compensation paid to employees.

ARTICLE VI

BENEFICIARY

Section 6.01 Beneficiary Designation. A Participant shall designate a Beneficiary to receive benefits under Article IV of the Restoration Plan by completing a Beneficiary designation form. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Board of Directors a change of Beneficiary form. However, no change of Beneficiary shall be effective until acknowledged in writing by the Company.

Section 6.02 Proper Beneficiary. If the Company has any doubt as to the proper Beneficiary to receive payments hereunder, the Company shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Company, in good faith and in accordance with this Restoration Plan shall fully discharge the Company from all further obligations with respect to that payment.

Section 6.03 Minor or Incompetent Beneficiary. In making any payments to or for the benefit of any minor or an incompetent Beneficiary, the Company, in its sole and absolute discretion may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Or, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company. The Company shall not have any responsibility to see to the proper application of any payments so made.

ARTICLE VII

ADMINISTRATION OF THE RESTORATION PLAN

Section 7.01 Decisions of the Board of Directors. All resolutions or other actions taken by the Board of Directors shall be in compliance with the by-laws of the Company.

Section 7.02 Finality of Determination. Subject to the Restoration Plan, the Company shall, from time to time, establish rules, forms and procedures for the administration of the Restoration Plan. Except as herein otherwise expressly provided, the Company shall have the exclusive right to interpret the Restoration Plan and to decide any and all matters arising thereunder or in connection with the administration of the Restoration Plan, and it shall endeavor to act, whether by general rules or by particular decisions so as not to discriminate in favor of or against any person. The decisions, actions and records of the Company shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Restoration Plan.

Section 7.03 Certificates and Reports. The Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants or actuaries and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

Section 7.04 Expenses. The expenses of administering the Restoration Plan shall be borne by the Company.

ARTICLE VIII

CLAIMS PROCEDURE

Section 8.01 Written Claim. Retirement benefits shall be paid in accordance with the provisions of this Restoration Plan. The Participant, or a designated recipient or any other person claiming through the Participant shall make a written request for benefits under this Restoration Plan. This written claim shall be mailed or delivered to the Company.

Section 8.02 Denied Claim. If the claim is denied, in full or in part, the Named Fiduciary shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, any additional material or information necessary to perfect the claim, an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

Section 8.03 Review Procedure. If the claim is denied and a review is desired, the Participant (or Beneficiary) shall notify the Named Fiduciary in writing within sixty (60) days after receipt of the written notice of denial (a claim shall be deemed denied if the Named Fiduciary does not take any action within the aforesaid ninety (90) day period). In requesting a review, the Participant or his Beneficiary may request a review of the Restoration Plan Document or other pertinent documents with regard to the employee benefit plan created under this Restoration Plan, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Company.

Section 8.04 Company Review. The decision on the review of the denial claim shall be rendered by the Company within sixty (60) days after the receipt of the request for review (if a hearing is not held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this Restoration Plan on which the decision is based.

ARTICLE IX

NATURE OF COMPANY’S OBLIGATION

Section 9.01 Company’s Obligation. The Company’s obligations under this Restoration Plan shall be an unfunded and unsecured promise to pay. The Company shall not be obligated under any circumstances to fund its financial obligations under this Restoration Plan.

Section 9.02 Creditor Status. Any assets which the Company may acquire or set aside to help cover its financial liabilities are and must remain general assets of the Company subject to the claims of its creditors. Neither the Company nor this Restoration Plan gives the Participant any beneficial ownership interest in any asset of the Company. All rights of ownership in any such assets are and remain in the Company and Participants and their Beneficiaries shall have only the rights of general creditors of the Company.

ARTICLE X

MISCELLANEOUS

Section 10.01 Written Notice. Any notice which shall be or may be given under the Restoration Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company at 4008 Gibsonia Road, Gibsonia PA 15044-9311 or if notice to a Participant, addressed to the address shown on the most recent records of the Company.

Section 10.02 Change of Address. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

Section 10.03 Merger Consolidation or Acquisition. The Restoration Plan shall be binding upon the Company, its assigns, and any successor Company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon an Executive, his Beneficiary, assigns, heirs, executors and administrators.

Section 10.04 Amendment and Termination. The Company retains the sole and unilateral right to terminate, amend, modify, or supplement this Restoration Plan, in whole or in part, at any time. This right includes the right to make retroactive amendments.

Section 10.05 Nontransferability. No sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Restoration Plan shall be valid or recognized by the Company. Neither the Participant, his spouse, or designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony maintenance, owed by the Participant or his Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

Section 10.06 Legal Fees. All reasonable legal fees incurred by any Participant (or former Participant) or Beneficiary to successfully enforce his valid rights under this Restoration Plan shall be paid by the Company in addition to sums due under this Restoration Plan.

Section 10.07 Acceleration of Payment. The Company reserves the right to accelerate the payment of any benefits payable under this Restoration Plan at any time without the consent of the Participant, his estate, his Beneficiary or any other person claiming through the Participant.

Section 10.08 Applicable Law. This Restoration Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the Company has caused this restated instrument to be executed by its duly authorized officer on this 20th day of November, 2006.

NORTH PITTSBURGH TELEPHONE COMPANY

BY	/s/ Harry R. Brown

North Pittsburgh Telephone Company Retirement Income Restoration Plan

Appendix A

Development of Tax and Investment Earnings Adjustment Factor

for Plan Year Beginning November 1, 2005

Tax Rate Adjustment

1.	Pre-retirement tax rates applicable to the 2006 calendar year:
	a. Highest Federal income tax rate	35.00%
	b. PA state income tax rate	3.07%
	c. Medicare tax rate	1.45%
	d. Local wage tax rate	1.00%

	e. Total Pre-retirement tax rates	40.52%

2.	Post-retirement tax rates applicable to the 2006 calendar year:
	a. Federal income tax rate*	25.00%
	b. PA state income tax rate**	0.00%
	c. Other	0.00%

	d. Total Post-retirement tax rates	25.00%

3.	Tax Adjustment
	= [1 - (2d)] ÷ [1 – (1e)] – 1	26.09%

Post-retirement Investment Earnings Adjustment

4.	Investment assumptions:
	a. Pre-tax risk-free return = interest rate for Restoration Plan lump sum conversion for distributions in Plan Year beginning November 1, 2005 (average 30-year Treasury rate for September 2005)	4.47%
	b. Post-tax return = (4a) x [1 – (2d)]	3.35%

5.	Annuity factors***
	a. Assumed retirement age	62
	b. Lump sum factor at pre-tax rate (4a)	13.3204
	c. Lump sum factor at after-tax rate (4b)	14.8670

6.	Earnings Adjustment = [(5c) ÷ (5b)] – 1	11.61%

7.	Combined Adjustment = [1 + (3)] x [1 + (6)] – 1	40.73%

Adjustment Factor = rounded result		41%

*	Next-higher tax rate for income above $50,000 for married filing jointly status
**	Qualified retirement benefit payments are not subject to PA income tax
***	Monthly life annuity payable beginning at retirement age; mortality table prescribed in Revenue Ruling 2001-62

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